EXHIBIT 10.1

        [**] - CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE
          COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER
                          RULE 24B-2 OF THE COMMISSION


                              PROCUREMENT AGREEMENT


This Agreement is made by and between Bell Atlantic Network Services, Inc. (hereinafter referred to as "Bell Atlantic"), a Delaware corporation with offices located at 1320 North Court House Road, Arlington, Virginia 22201 and BroadBand Technologies, Inc. (hereinafter referred to as "BBT") a Delaware corporation with offices located at 4024 Stirrup Creek Drive, Durham, North Carolina 27709-3737.

DEFINITIONS. The following terms shall have the meanings indicated below when used in this Agreement:


"Affiliate" means an entity that owns, directly or indirectly, a greater than fifty percent (50%) voting interest in a party ("Parent"), or any entity in which a party or its Parent owns, directly or indirectly, at least a twenty percent (20%) voting interest.

"Agreement" means this as-order procurement Agreement and any appendices, exhibits, diagrams attached hereto.

"Appendix" means the referenced appendix or appendices and any amendments or modifications thereto that may be made from time to time by written agreement of the parties.

"Lucent" shall mean Lucent Technologies, Inc.

"Material" shall mean any and all of the hardware or software listed in Appendix
A. At Bell Atlantic's request and subject to the provisions of the "BEST PRICE" Section of this Agreement, the parties will amend Appendix A to add additional related or successor hardware and software.

"Services" means the repair and warranty services specified in this Agreement.

GENERAL SCOPE OF AGREEMENT. This Agreement covers the purchase of Materials and related Services by Bell Atlantic and/or its Affiliates during the Term. This Agreement is a non-commitment contract and Materials and/or Services shall be furnished by BBT on an "as-ordered" basis.

TERM. The term of this Agreement shall commence on July 1, 1996, and shall, except as otherwise provided herein, continue in effect thereafter until December 31, 2002.

PRICE. Prices shall be those listed in Appendix A. These prices may [********************] during the Term.

ASSIGNMENT BY BUYER. This Agreement and any order under this Agreement may be assigned in whole or in part by Bell Atlantic to any Parent or Affiliate of Bell Atlantic upon written notice to BBT. Upon such assignment and an assumption of obligations thereto by the assignee, Bell Atlantic shall be discharged of any further liability pursuant to this Agreement or to any order which has been assigned.

ASSIGNMENT BY SELLER. Any assignment by BBT of this Agreement, the work to be performed, or of any other interest hereunder, in whole or in part, shall be void unless Bell Atlantic's written consent is obtained or the assignment is confined solely to monies due or to become due. It is expressly agreed that any such assignment of monies shall be void to the extent that it attempts to impose upon Bell Atlantic obligations to the assignee additional to the payment of such monies, or to preclude Bell Atlantic from dealing solely and directly with BBT in all matters pertaining hereto, including the negotiation of amendments or settlements of amounts due.

"BAR CODE PACKAGE LABELING". In addition to labeling requirements in the Section "MARKING", BBT shall label all unit, intermediate and shipping packages in accordance with Telecommunications Industry Forum specifications (TCIF):

a.        Shipping and Receiving Transaction Bar Code label Specification
BC/89-001,

b.        Implementation Guideline to Package Labeling BC/89-002,

c.        Product Package Label Specification BC/89-003,

d. Guideline for identification and Bar code Labeling of cable reels, if applicable.

Copies of the TCIF reference guidelines (a, b, c, d above) may be obtained form TCIF/ATIS, 1200 G Street, N.W., Suite 500, Washington, D.C. 20005, 202-434-8844."

BEST PRICE. The prices for Materials and Services contained herein, shall be at least as low as those offered by BBT to any of its other customers for the same or similar materials or services under similar terms and conditions. If BBT at any time extends to any other customer lower prices or higher discounts for any such material or services under similar terms and conditions, BBT shall promptly notify Bell Atlantic in writing and extend said prices or discounts to Bell Atlantic as of the date such prices or discounts were first offered to the other customer. If, after the effective date of the resulting price decrease, Bell Atlantic shall have overpaid for affected Materials or Services at the pre-existing price, then the amount of the overpayment shall, at Bell Atlantic's discretion, be allowed as a credit against the price of Materials or Services on any order for which payment has not been made or refunded to Bell Atlantic. In addition, such prices shall be at least as low as those offered by Lucent to Bell Atlantic under agreement BC13760.

BUYER'S INFORMATION. All specifications, drawings, sketches, models, samples, tools, computer programs, technical information, confidential business information or data, written, oral or otherwise (all hereinafter designated "Information") obtained from Bell Atlantic by BBT hereunder or in contemplation hereof shall remain Bell Atlantic's property. All copies of such Information in written, graphic or other tangible form shall be returned to Bell Atlantic upon request. Unless such Information was previously known to BBT free of any obligation to keep it confidential or has been or is subsequently made public by Bell Atlantic or a third party, it shall be kept confidential by BBT, shall be used only in the filling of orders, or in performing otherwise hereunder, and may be used for other purposes only upon such terms as may be agreed upon in writing by Bell Atlantic.

CHOICE OF LAW. The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Virginia.

COMPATIBILITY INFORMATION. Compatibility information is that technical information, including but not limited to software interfaces, required to design equipment and/or software which is functionally interconnectable with Bell Atlantic's network and the Material supplied by BBT hereunder. Should the interface information not be available from other sources without additional cost to Bell Atlantic, BBT for a period of ten (10) years after providing such Material shall supply, at no charge, such compatibility information to such Material to Bell Atlantic within thirty (30) days of a request from Bell Atlantic.

COMPLIANCE WITH LAWS. BBT shall comply with all applicable federal, state, county and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in BBT's performance hereunder, irrespective of whether a specification is furnished. This includes, but is not limited to, compliance with the Occupational and Safety Health Act of 1970 as amended, the Small Business Investment Act of 1958 as amended, the Hazardous Material Transportation Acts as amended, the Toxic Substance

Control Act as amended, and any applicable state or local law, rule or regulation affecting safety and health, including applicable "right to know" laws and regulations. If Material, Services or containers furnished are required to be constructed, packaged, labeled or registered in a prescribed manner, BBT shall comply with federal law and regulations and, in addition, with applicable state or local laws and regulations, including but not limited to compliance with the Hazard Communication Standard by furnishing applicable Material Safety Data Sheets and any other required notices to Bell Atlantic on or before the date of delivery of the associated Material, service or container. BBT agrees to defend, indemnify and hold harmless Bell Atlantic for any loss, damage, penalty, fine, or liability sustained because of BBT's noncompliance.

CONTINGENCY. Neither of the parties shall be held responsible for any delay or failure in performance hereunder caused by fires, strikes, embargoes, requirements imposed by Government regulation, civil or military authorities, acts of God or by the public enemy or other similar causes beyond such party's control. However, BBT's delay or failure to perform shall not be excused by a default of any of its subcontractors, suppliers, or Lucent unless such default arises out of causes beyond the control of BBT and its subcontractor, supplier and Lucent and without the fault or negligence of any of them, and unless the supplies or services to be furnished by such subcontractor, supplier or Lucent are not obtainable from other sources on commercially reasonable terms. If such contingency occurs, the party injured by the other's inability to perform may elect to: (a) terminate this Agreement or part thereof as to Material and/or Services not already received; (b) suspend this Agreement for the duration of the delaying cause, buy or sell elsewhere Material and/or Services to be bought or sold hereunder, and deduct from any commitment the quantity bought or sold or for which commitments have been made elsewhere; or (c) resume performance hereunder once the delaying cause ceases with an option in the injured party to extend the period hereunder up to the length of time the contingency endured. Unless written notice is given within thirty (30) days after such injured party is apprised of the contingency, (b) shall be deemed selected.

CONTINUING AVAILABILITY. BBT agrees to offer for sale to Bell Atlantic, for a period of five (5) years after the expiration date of this Agreement, functionally equivalent maintenance, replacement, and repair parts. Such parts shall be priced at the then current Agreement price, or if no such Agreement exists, at a price agreed upon by BBT and Bell Atlantic. In addition, should BBT decide, during the Term, to discontinue manufacturing systems of Material BBT shall give at least one (1) year prior written notice to Bell Atlantic of such manufacture discontinuance. In the event BBT fails to continue to supply Material and parts or provide advance notification prior to discontinuing manufacture of Material and BBT is unable to obtain another source of supply for Bell Atlantic, then such inability shall be considered noncompliance with this Section and, in addition to all other rights and remedies at law or in equity, Bell Atlantic may require BBT, without obligation or charge to Bell Atlantic, to provide Bell Atlantic with the technical information or any other rights required so that Bell Atlantic can manufacture, have manufactured or obtain such Material or parts from other sources. The technical information includes, by example and not by way of limitation: (a)_manufacturing drawings and specifications of raw materials and components comprising such parts;
(b)_manufacturing drawings and specifications covering special tooling and the operation thereof; (c)_a detailed list of all commercially available parts and components purchased by BBT on the open market disclosing the part number, name and location of the supplier, and price lists for the purchase thereof; and
(d)_one complete copy of the then current source code used in the preparation of any software licensed or otherwise acquired by Bell Atlantic from BBT hereunder.

DEFAULT. Time is of the essence to this Agreement. In the event BBT fails to deliver the Material and/or complete the performance of Services ordered hereunder within the time specified or in accordance with agreed upon schedules, or in the event BBT is in breach or default of any other term, condition or provision of this Agreement and if such breach or default [****************** *******************************************************], then, in addition to all other rights and remedies provided hereunder or at law or in equity, Bell Atlantic shall have the right
[*************************************************************************].

ENGINEERING COMPLAINTS. Bell Atlantic may issue engineering complaints in writing to notify BBT of unsatisfactory conditions or performance of Material which Bell Atlantic believes require a change in the design, manufacturing process or installation and engineering instructions. BBT shall provide a written acknowledgment to Bell Atlantic within ten (10) working days stating that BBT has received and will act on the complaint. BBT shall provide a written final report to each engineering complaint within ninety (90) days of receipt of such complaint. This report shall include a plan for resolving the complaint and an estimated schedule for implementing the plan. To the extent not inconsistent with this Agreement, BBT agrees to administer engineering complaints in accordance with Bellcore Technical Reference TR-EOP-000230, Guidelines for Engineering Complaints and Operational Trouble Reports. Nothing herein shall obviate BBT's obligations under the Sections titled "PRODUCT CHANGES" and "WARRANTY."

ENTIRE AGREEMENT. This Agreement shall incorporate the provisions of Bell Atlantic's orders as required by this Agreement and issued pursuant to this Agreement. This Agreement, supplemented by such provisions, shall constitute the entire agreement between Bell Atlantic and BBT with regard to the subject matter hereof, shall supersede all prior quotations, communications, understandings and agreements between Bell Atlantic and BBT with regard to the subject matter hereof, and shall not be modified or amended except by a writing signed by the party against whom the modification or amendment is to be enforced. Printed provisions on the reverse side of Bell Atlantic's written orders and all provisions on BBT's written and electronic forms shall be deemed deleted. It is further agreed that Bell Atlantic Network Services, Inc. or its authorized assignee shall be the only Bell Atlantic party to this Agreement with the authority to modify or amend this Agreement pursuant to this Section "ENTIRE AGREEMENT", provided that Bell Atlantic, as noted in the Section "ORDERS", can agree with BBT pursuant to this Section "ENTIRE AGREEMENT" to modify or amend the terms and conditions of this Agreement with respect to a particular order issued by such Bell Atlantic.

FREIGHT CLASSIFICATION. BBT is obligated to show on their bill of lading the proper description and piece count of articles shipped, according to the noun description shown in the National Motor Freight Classification Tariff, e.g., "15 cartons on 1 pallet," and to conform to rules and regulations as set forth in the carrier's classifications.

GOVERNMENT CONTRACT PROVISIONS. Orders placed hereunder containing a notation that the Material or Services are intended for use under Government Contracts shall be subject to the then current Government Provisions referenced thereon or in attachments thereto.

GOVERNMENT REQUIREMENTS. Appendix C, "GOVERNMENT REQUIREMENTS", shall form a part of this Agreement and any amendment hereto.

HARDWARE PREPAYMENT. BBT will apply [*************************************
*******************************************************] made under BC09557 as a prepayment for hardware purchases under this Agreement. BBT will draw down from this prepayment an amount equal to the invoiced amount of hardware ordered by Bell Atlantic and apply such amounts to Bell Atlantic's invoices for accepted hardware until the
[******************************************************************************
*******************************************************************************
*******************************************************************************
*************************************].

HAZARDOUS MATERIALS COMPLIANCE PROVISION. BBT represents and warrants that all products and Material provided hereunder will be packaged, labeled, handled and shipped in accordance with all applicable federal, state, county and local laws, rules, regulations, orders and other lawfully mandated requirements. This obligation shall include but not be limited to compliance with the following:

a) all product labeling and other requirements imposed by the New Jersey Worker and Community Right-to-Know Act, N.J.S.A. 34:5A-1, et. seq., and all regulations adopted pursuant thereto;

b) all product labeling and other requirements imposed by the Occupational Safety and Health Act of 1970 (OSHA), as amended, and all regulations adopted pursuant thereto, including the Hazard Communication Standard regulations;

c) all requirements of the Hazardous Material Transportation Act, the Toxic Substance Control Act, as amended, the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA) and the New Jersey Pesticide Control Code (N.J.A.C. 7:30).

If required, every container must bear a label indicating the following:

a)             name of the product;

b) chemical name and Chemical Abstracts Service (CAS) number of the five (5) most predominant substances in a container, whether they are hazardous or non-hazardous;

c) chemical name and CAS number for all hazardous substances constituting greater than one percent (1%) of the product (or greater than 0.1% for carcinogens, mutagens, and teratogens);

d)             appropriate hazard warnings; and,

e) the name and address of the manufacturer, importer, or other responsible party.

The label must be a sign, emblem or sticker of durable nature affixed to or stenciled onto every individual item package. Labels must be in English, easy to read, not obscured, and prominently displayed on every individual item package.

In addition, BBT agrees to furnish Bell Atlantic on or before the date of delivery of Material, and thereafter upon request of Bell Atlantic, a copy of the applicable Material Safety Data Sheet(s) (MSDS) for all Material provided hereunder, in accordance with the OSHA requirements cited above. In the event of any change in the composition of the Material during the course of the Agreement, BBT shall provide Bell Atlantic an updated MSDS and BBT must update the product label accordingly.

BBT agrees to defend, indemnify and hold harmless Bell Atlantic for any loss, damage, penalty, fine or liability (including any reasonable costs and attorney's fees) sustained because of BBT's noncompliance with the foregoing.

IMPLEADER. BBT agrees that it will not implead or bring any action against Bell Atlantic or Bell Atlantic's customers or the employees of either: (i) based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by Bell Atlantic or Bell Atlantic's customers and that arises out of Material or Services furnished under this Agreement, or (ii) arising from or relating to BBT's contract with Lucent.

INDEPENDENT CONTRACTOR STATUS. In carrying out the provisions of this Agreement, BBT is and shall be deemed to be for all purposes, an independent contractor. BBT shall select its employees, agents and subcontractors, if any, and such employees, agents, and subcontractors shall be under the exclusive and complete supervision and control of BBT, not Bell Atlantic. BBT hereby acknowledges responsibility for full payment of wages and other compensation to all employees, agents, and subcontractors engaged by it in the performance of Services under this Agreement, and for full compliance with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, and payment of taxes, such as unemployment, social security and a new payroll after taxes, including applicable contributions from its employees, agents, and subcontractors required by law. It is the expressed intent of this Agreement that the relationship of BBT to Bell Atlantic shall be solely that of independent contractor and not that of a joint venture, partnership, or any other joint relationship.

INFRINGEMENT. The following terms apply to any infringement or claim of infringement of any U.S. patent, trademark, copyright, trade secret or other proprietary interest based on the manufacture, use or sale of any Material, Services or equipment furnished to Bell Atlantic under this Agreement or in contemplation of this Agreement. BBT shall defend, indemnify and hold harmless Bell Atlantic and Bell Atlantic's customers for any loss, damage, expense or liability that may result by reason of any such infringement or claim, except where such infringement or claim arises solely from BBT's adherence to Bell Atlantic's written instructions or directions which involve the use of merchandise or items other than (1) commercial merchandise which is available on the open market or is the same as such merchandise, or (2) items of BBT's origin, design or selection; and Bell Atlantic shall so indemnify BBT in such excepted cases. Each party shall defend or settle at its own expense, any action or suit against the other for which it is responsible under this Section. Each party shall notify the other promptly of any claim of infringement for which the other is responsible, and shall cooperate with the other in every reasonable way to facilitate defense of any such claim. Should any of the Material, Services or equipment furnished to Bell Atlantic hereunder or in orders placed hereunder, or in the operation hereof, become the subject of a claim of any infringement of a patent, trademark, copyright, trade secret, or other proprietary interest, BBT shall, at its expense, and at BBT's option, either (i) procure for Bell Atlantic the right to continue using the Material, Services or equipment, or (ii) replace or modify the same so that they become non-infringing. If Seller's good faith effort to accomplish (i) or (ii) fails, then Seller will refund to Bell Atlantic the full purchase price of the infringing items.

INSIGNIA. Upon Bell Atlantic's written request certain of Bell Atlantic's trademarks, trade names, insignia, symbols, decorative designs, or evidences of Bell Atlantic's inspection (hereafter "Insignia"), will be properly affixed by BBT to the Material furnished. Such Insignia will not be affixed, used or otherwise displayed on the Material furnished or in connection therewith without Bell Atlantic's written approval. The manner in which such Insignia will be affixed must be approved in writing by Bell Atlantic. Material rejected or not purchased by Bell Atlantic which utilized such Insignia shall have all such Insignia removed prior to any sale, use or disposition thereof. BBT agrees to indemnify and hold Bell Atlantic harmless from any claim, loss or damage arising out of BBT's failure to do so. This Section shall in no way modify provisions relating to the Section "BUYER'S INFORMATION".

INSPECTION. Unless Bell Atlantic gives BBT written notice to the contrary, BBT shall notify Bell Atlantic or Bell Atlantic's agent when the Material is ready for inspection and Bell Atlantic or Bell Atlantic's agent shall be given reasonable opportunity to inspect the Material at any time prior to shipment under Quality Program Specifications listed in Appendix D. Inspection or failure to inspect on any occasion shall not affect Bell Atlantic's rights under the Section "WARRANTY" or other provisions of this Agreement. BBT shall make available at no additional cost to Bell Atlantic, such production testing facilities, labor, data, specifications, procedures and such other documents, and assistance as necessary for Bell Atlantic or Bell Atlantic's agent to perform inspection. In addition, BBT shall make available to Bell Atlantic or Bell Atlantic's agent, at no additional cost, data obtained through BBT's normal routines which show results of BBT's inspection, tests and audits of Material as specified in the Quality Program Specifications. Such data shall be sufficient to demonstrate that the Material meets all quality and reliability requirements.

INVOICING FOR STOCKS. If Bell Atlantic requests, for reasons other than covered by the Section "CONTINGENCY", that shipment be postponed beyond the date shown on an order, BBT may invoice Bell Atlantic as of the original scheduled delivery date for Material manufactured hereunder, if it has been inspected and approved by Bell Atlantic or Bell Atlantic's Agent (provided inspection has been specified).

LATE DELIVERY. If BBT does not deliver any Material [******************** *************] set forth in the applicable order, then, provided that such delay is not attributable to the fault of Bell Atlantic, its employees or agents (who are not also agents of BBT), or to reasons excused under the Section titled "Contingency," Bell Atlantic may take any or all of the following actions without prejudice to any other remedies available to it at law, in equity or under this Agreement (i.e., default):
[******************************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
***************************************************************], per
order, shall not exceed the price of the Material not delivered.

LIABILITY, INSURANCE, INDEMNITY. BBT agrees to indemnify and save Bell Atlantic harmless from any liabilities, claims, or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made: (1) by any third person for injuries, including death to persons or damage to property, including theft, resulting from BBT's negligent or otherwise wrongful acts or omissions, or those of persons furnished by BBT hereunder; (2) by any third person for injuries, including death to persons or damage to property, caused by any Material supplied by BBT hereunder in a defective or unreasonably dangerous condition; or (3) under Worker's Compensation, or similar employer-employee liability acts, against Bell Atlantic by persons provided by BBT. BBT agrees to defend Bell Atlantic at Bell Atlantic's request, against any such liability, claim or demand. The foregoing indemnification shall apply whether BBT or Bell Atlantic defends such suit or claims. The parties agree to cooperate in the defense or settlement of concurrent or joint claims, to use their best efforts to agree privately on the sharing of fault and the defense of claims, and, if necessary, to litigate the issue of comparative fault and/or contribution in a tribunal or proceeding independent of claimant. BBT's liability for indemnification shall be based on the comparative fault of BBT compared to other persons, including Bell Atlantic. Neither party shall be bound by a settlement made by the other to which it has not consented. Bell Atlantic agrees to notify BBT promptly of any written claims or demands against Bell Atlantic for which BBT is responsible hereunder. BBT shall maintain, during the term thereof, all insurance and/or bonds required by law, including but not limited to:

(1) Commercial General Liability Insurance, on an Occurrence Basis, including, but not limited to (premises-operations, broad form property damage, products/completed operations, contractual liability, independent contractors, personal injury) with limits of at least $500,000 combined single limit for each occurrence.

(2) Automobile Liability, Comprehensive Form, with limits of at least $500,000 combined single limit for each occurrence.

(3) Excess Liability, with limits of at least $1,000,000 combined single limit for each occurrence.

(4) Workers' Compensation Insurance as required by Statute and Employers Liability Insurance with limits of not less than $100,000 per occurrence.

(5) Professional Liability, Errors and Omissions, with limits of not less than $1,000,000 per occurrence.

BBT agrees that BBT, BBT's insurer(s) and anyone claiming by, through, under or in behalf of BBT shall have no claim, right of action or right of subrogation against Bell Atlantic or Bell Atlantic's customers based on any loss or liability insurable under the foregoing insurance. BBT shall be prepared, prior to the start of work, to furnish certificates or adequate proof of the foregoing insurance. BBT shall also require its subcontractors, if any, who may enter upon Bell Atlantic premises to maintain similar insurance and to agree to furnish Bell Atlantic, if requested, certificates or adequate proof of such insurance. Certificates furnished by BBT or its subcontractors shall contain a clause stating that "Bell Atlantic is to be notified in writing at least thirty (30) days prior to cancellation of, or any material change in, the policy." BBT shall maintain insurance, as required by this Agreement, through insurance carriers which have and maintain an A.M. Best rating of B+VII or greater. Bell Atlantic and its Parent and Affiliates shall be named as an additional insured to the insurance policies required under this Agreement and this shall be so evidenced upon the Certificate(s) of Insurance.

     LICENSES. No licenses, express or implied, under any patents are granted by Bell Atlantic to the BBT under this Agreement.

LIMITATION OF CERTAIN DAMAGES.

(a) Except with respect to BBT's indemnification obligations, Neither party shall be liable for incidental, consequential or special damages.

(b) BBT's liability for [*****************] under the Section "LATE DELIVERY" of this Agreement shall be limited to [***************************************************** ***********************].

     MARKING. BBT shall mark all Material furnished hereunder for identification purposes as follows:

(a)            Model/part number and serial number, if applicable

(b)            Month and year of manufacture

(c)            Identification codes specified in Bell Communications Research
               Practices:

               - TR-TAP-000485, Issue 1, April 1987, entitled "Common Language CLEI Code Assignment and Equipment Marking Requirements"
               - TR-TAP-000383, Issue 4, July 1989, entitled "Generic Requirements for Common Language Bar Code Labels"
               - TR-ISD-000325, Issue 1, September 1986, entitled "EQUIPMENT INFORMATION Required from Suppliers for Operations Systems"

(d) Containers of Material shall be marked in accordance with the requirements set forth in SR-NWT-2759, Issue 3, January, 1995, entitled "A View of Packaging, Packing, Palletization and Marking Requirements".

(e) If applicable, BBT shall show the SSI# (nine digit number for the Material) on all preliminary and final packaging, packing slip, and invoices. The SSI# shall be shown directly above the identification marking in the same size print.

(f)            Other identification which might be requested by Bell Atlantic.

MONTHLY ORDER REPORTS. BBT will provide to Bell Atlantic by the tenth day of each month a report of Bell Atlantic's purchasing activity hereunder. The format of this report shall be mutually agreed upon by both parties. To the extent information is available to BBT from Bell Atlantic's purchase orders, BBT's report will identify at a minimum: (i) the ship to location (state or district),
(ii) Bell Atlantic's Job or TEO number, (iii) company placing order, (iv) order date, (v) agreed to ship date, (vi) actual ship date, for completed orders,
(vii) quantity of Material ordered/shipped ( plug-ins, hardware, misc.), and
(viii) dollar value for each order.

M/WBE EXPENDITURE QUARTERLY REPORTS. Bell Atlantic has established a subcontracting plan to encourage the use of minority (MBE), women-owned (WBE) and protected class (PC) subcontractors utilized by BBT. For this purpose, BBT shall provide quarterly reports to Bell Atlantic of expenditures with MBE/WBE/PC subcontractors. BBT agrees to complete Bell Atlantic's MBE/WBE/PC Summary Subcontract Report, attached hereto as Appendix E, and send to: Bell Atlantic Network Services, Inc., ATTN: M/WBE Subcontracting Administrator, Two Bell Atlantic Plaza, 1320 North Court House Road, 4th Floor, Arlington, Virginia 22201.

NONEXCLUSIVE MARKET RIGHTS. It is expressly understood and agreed that this Agreement does not grant to BBT an exclusive privilege to sell or otherwise provide Bell Atlantic any or all products or Services of the type described in this Agreement. It is, therefore, understood that Bell Atlantic may contract with other manufacturers and suppliers for the procurement of comparable items. Bell Atlantic shall determine, at its own discretion, the extent to which Bell Atlantic will market, advertise, promote, support or otherwise assist in further offerings of the Material. BBT agrees that purchases by Bell Atlantic under this Agreement shall not require Bell Atlantic to continue any level of such purchases. Bell Atlantic assumes no liability for Material produced, processed, rendered or shipped in excess of the amount specified in this Agreement or in an order issued pursuant to this Agreement. Estimates or forecasts furnished by Bell Atlantic shall not constitute commitments.

NON-WAIVER. Bell Atlantic's failure at any time to enforce any of the provisions of this Agreement or any right or remedy available hereunder or at law or equity, or to exercise any option herein provided will in no way be construed to be a waiver of such provisions, rights, remedies or options or in any way to affect the validity of this Agreement. The exercise by Bell Atlantic of any rights, remedies or options provided hereunder or at law or equity shallnot preclude or prejudice the exercising thereafter of the same or any other rights, remedies or options.


NOTICES. Any notices or demand which under the terms of this Agreement or under any statute must or may be given or made by BBT or Bell Atlantic shall be in writing and shall be given or made by facsimile or similar communication or by certified or registered mail addressed to the respective parties as follows:

To Bell Atlantic:  Bell Atlantic Network Services, Inc.
                           ATTN:  Director of Purchasing -
                           Switching/Public & Operator Services/Network
Transport
                           1320 N. Court House Road, 4th Floor
                           Arlington, Virginia 22201

To BBT:            BroadBand Technologies, Inc.
                           Attn: Mr. Tim Oakley VP & CFO
                           4024 Stirrup Creek Drive
                           Durham, North Carolina 27709-3737

Such notice or demand shall be deemed to have been given or made when sent by facsimile or other communication or when deposited, postage prepaid in the U.S. mail. The above addresses may be changed at any time by giving thirty (30) days prior written notice as provided above.

ORDERS. Orders applying against this Agreement may be sent to BBT by Bell Atlantic and/or any Affiliates. Each order issued under this Agreement shall be the sole responsibility of the company issuing the order. No company shall be liable for an order issued by another company. Orders may be issued: (1) in writing, with delivery by U.S. mail, private delivery service, or hand delivery;
(2) in writing, with delivery by telephone facsimile transmission; or, (3) electronically, with delivery in a manner to be agreed upon by the ordering party and BBT. Unless otherwise agreed in writing by the ordering party and BBT, all of the provisions of this Agreement shall apply to all orders placed for Material or Services specified herein. BBT shall accept orders on any of the following bases:

(a) Standard interval orders for Material and/or Services in accordance with prices and ordering intervals contained herein, or where such prices do not exist, then at prices agreed to by Bell Atlantic and BBT; or

(b)                        Short interval orders for Material and/or
                           Services required in less than standard intervals, at intervals agreed to by the ordering party and BBT.

If, at any time, BBT feels that it does not have sufficient Material forecast information, BBT may contact Bell Atlantic's purchasing organization for assistance. Material order volumes that significantly exceed any nonbinding forecast, i.e., more than fifty percent (50%) will be delivered on a schedule to be agreed upon by the parties prior to placement of the order(s). Orders shall include: (a) description and quantity of Material and/or Services; (b) requested delivery and/or completion date; (c) applicable price; (d) location to which the Material is to be shipped and/or at which Services are to be performed; (e) location to which invoices shall be rendered for payment.

Orders will be sent to:

BroadBand Technologies, Inc.
Attn: Customer Service
4024 Stirrup Creek Drive
P.O. Box 13737
Research Triangle Park, North Carolina 27709-3737

BBT shall acknowledge receipt of: (1) each written order which is delivered by U.S. mail, private delivery service, or hand delivery, within two (2) weeks after it is received; (2) each written order which is delivered by telephone facsimile transmission, by the next business day after it is received; and, (3) each electronic order, the same day that it is received. An order shall be deemed accepted by BBT unless written or electronic notice to the contrary is received by Bell Atlantic from BBT within two (2) weeks from BBT's receipt of the order. Any changes to an accepted order must be mutually agreed upon and delineated in a change order referencing the original order.

ORDER DEFERRAL. Bell Atlantic will notify BBT of the need to defer or cancel delivery of any order or portion thereof due to its failure to obtain all regulatory approvals required to take delivery or deploy such order, and will thereafter confer with BBT as to possibility of having the Material covered by such order delivered to another location. Upon such notice being given, BBT will not ship any Material covered by such order until Bell Atlantic instructs it, in writing, to do so.

PACKING. Material shall be packaged and packed at no additional charge for shipment in suitable boxes, reels, or bundles, pieces or coils, etc., which will provide protection against damage during domestic shipment, handling, and storage in reasonably dry, unheated quarters. Corrugated shipping containers shall comply with requirements of Rule 41 of the uniform freight classification. Containers of any type that are too heavy or too large to be palletized shall be skidded to facilitate fork truck and/or mechanical handling. In addition, all electronic plug-ins shipped separately from their associated frames or mountings must be packaged at no additional charge using electrostatic shielded packaging. Electrostatic shielded packaging is defined herein as packaging that meet the applicable requirements for "Electrostatic Shielding Type" packaging as prescribed in Electronic Industries Association (EIA) Interim Standard IS-5-A ("Packaging Material Standards for ESD Sensitive Items) dated November, 1985.

PAYMENT. Invoices shall be paid in accordance with the terms stated in this Agreement unless payment terms more favorable to Bell Atlantic appear on BBT's invoice and Bell Atlantic elects to pay on such terms. Absent such selection by Bell Atlantic, all Material ordered hereunder shall be paid for within thirty
(30) days after Bell Atlantic's receipt of BBT's invoice for such Material. If prepayment of transportation charges is authorized, BBT shall include the transportation charges from the FOB point to the destination as a separate item on BBT's invoice.

PLANT AND WORK RULES. BBT's employees and agents and those of Bell Atlantic, shall, while on the premises of the other, comply with all plant and work rules and regulations, including, where required by Government Regulations submission of satisfactory clearance from the U.S. Department of Defense and other federal authorities concerned.

PRODUCT CHANGES. BBT agrees to perform and administer all "Product Changes" in accordance with Bell Communications Research Technical Reference No. GR-209-CORE, entitled "Generic Requirements for Product Change Notices." BBT may make changes to Material, or modify drawings, or manufacturing specifications provided the changes or modifications do not have an impact on performance, reliability, form, fit, or function. BBT shall maintain written records of all such changes, and make these records available for Bell Atlantic's review upon request. For such changes or modifications which do have an impact on performance, reliability, form, fit, or function, BBT shall identify each such change or modification in accordance with classifications contained in the above referenced Technical Reference. In addition, BBT shall submit one copy of the Product Change Notification (PCN) for each such change or modification to Bell Atlantic's PCN Coordinator at least thirty (30) days prior to the proposed effective date of such change or modification. All PCN's shall be sent via facsimile or through the U.S. mail to Bell Atlantic at the following address:

                           Bell Atlantic Network Services, Inc.
                           Transport Maintenance Specialist
                           Shawan and York Roads, #308
                           Cockeysville, MD  21030
                           Facsimile No. (410) 785-5772

Bell Atlantic may reject any Material offered by BBT which has been changed or modified in a manner unacceptable to Bell Atlantic. In the event that any such change or modification is unacceptable to Bell Atlantic's PCN Coordinator, Bell Atlantic shall so advise BBT within (30) days of receipt of BBT's PCN. If Bell Atlantic's PCN Coordinator has not notified BBT that the change or modification is unacceptable within thirty (30) days following receipt of the PCN, BBT shall, unless instructed to the contrary, forward within the next thirty (30) day period to each of Bell Atlantic's Field Maintenance Engineering Organizations a copy of the PCN. Addresses for Bell Atlantic's Regional and Field Maintenance Engineering Organizations are shown below:

Bell Atlantic - Penn, Inc.             Bell Atlantic - Penn, Inc.
Manager, Maintenance Engineer          Manager, Maint. Engineer
Strawberry Square, 6th Floor           1717 Arch Street
Harrisburg, PA  17101                  17th Floor
                                       Philadelphia, PA 19103

Bell Atlantic - Wash. DC, Inc.          Bell Atlantic - Md, Inc.
Manager, Maintenance/CSPEC              Manager, Engr. Svcs.
2055 L Street, NW                       1 E. Pratt St. Svcs.
Washington, DC 20036                    Baltimore, Md. 21202


Manager, Engineering Support            Manager, CSPEC/Mtce.
10 N. Nansemond Street                  Engineering
Richmond, VA  23221                     1500 MacCorkle, Rm. 411
                                        Charleston, W. VA  25314
Bell Atlantic - New Jersey, Inc.
Manager, Special Projects
One Washington Park
13th Floor
Newark, NJ  07102

PUBLICITY. BBT agrees to submit to Bell Atlantic all advertising, sales promotion, press releases and other publicity matters relating to the Material furnished or the Services performed by BBT under this Agreement wherein Bell Atlantic's names or marks are mentioned or language from which the connection of said names or marks therewith may be inferred or implied; and BBT further agrees not to publish or use such advertising, sales promotion, press releases, or publicity matters without Bell Atlantic's prior written approval.

QUALITY AND RELIABILITY SPECIFICATIONS. BBT agrees to abide by and meet the requirements of the Quality and Reliability related documents listed in Appendix D, QUALITY AND RELIABILITY SPECIFICATIONS.

QUALITY COMMITMENT. Quality is a process of assuring conformance to each and every term, condition and specification of the Agreement. BBT agrees that its commitment to quality and the processes it has in place to fulfill this commitment with respect to each service and Material provided by BBT are primary and material requirements of this Agreement. In addition to other rights and remedy available to Bell Atlantic under this Agreement, Bell Atlantic reserves the right to assure, throughout the term of this Agreement, BBT's continued commitment to quality and BBT agrees to take appropriate steps, as noted by Bell Atlantic, to improve BBT's commitment to quality. BBT will demonstrate commitment to a Quality Improvement Process by providing:

(a) A published statement of its quality policy signed by an officer of the company;
(b) An established means of measuring and reporting customer satisfaction;

(c)      A quality training and awareness program;

(d)      A continuous Quality Improvement Process;

(e) An established means of monitoring conformance to requirements for products, Materials and/or Services; and,

(f)      An established in-coming Material Quality Inspection Program.

RADIO FREQUENCY ENERGY STANDARDS. Material furnished hereunder shall comply, to the extent applicable, with the requirements of Subpart J of Part 15 of the Federal Communications Commission's Rules and Regulations, as may be amended from time to time, including those Sections concerning the labeling of such Material and the suppression of radio frequency and electromagnetic radiation to specified levels. Should the Material during use generate harmful interference to radio communications, BBT shall provide to Bell Atlantic information relating to methods of suppressing such interference. In the event such interference cannot reasonably be suppressed, BBT shall, at the option of Bell Atlantic, accept return of the Material and refund to Bell Atlantic the price paid for the Material. Nothing herein shall be deemed to diminish or otherwise limit BBT's obligations under the Section "WARRANTY" of this Agreement.

RECORDS AND AUDIT. BBT shall maintain complete and accurate records of all amounts billable to and payments made by Bell Atlantic hereunder in accordance with generally accepted accounting practices. BBT shall retain such records for a period of three (3) years from the date of final payment for Material or Services covered by this Agreement. BBT agrees to provide reasonable supporting documentation concerning any disputed amount of invoice to Bell Atlantic within thirty (30) days after Bell Atlantic provides written notification of the dispute to BBT. Bell Atlantic and its authorized agents and representatives shall have access to such records for purposes of audit during normal business hours during the term of this Agreement and during the respective periods in which BBT is required to maintain such records. The correctness of BBT's billing shall be determined from the results of such audits.

REGISTRATION. When Material furnished under this Agreement may be subject to
Part 68 of the Federal Communications Commission's Rules and Regulations, as may be amended from time to time, BBT warrants that such Material are registered under and complies with Part 68 of the Federal Communications Commission's Rules and Regulations, including, but not limited to, all labeling and customer instruction requirements. BBT agrees to indemnify and save Bell Atlantic harmless from any liability, claims or demand (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made because of BBT's noncompliance with Part 68 of the Federal Communications Commission's Rules and Regulations. BBT agrees to defend Bell Atlantic, at Bell Atlantic's request, against such liability, claim or demand.

REGULATORY. If requested by Bell Atlantic, BBT will, to the best of its ability, provide information and assistance required in the planning, conduct and research associated with Regulatory matters in connection with the Material and/or Services provided herein.

RELEASE OF CERTAIN CLAIMS.

(a) General Release of Claims. In consideration of BBT's execution of this Agreement, BBT (including its directors, officers, employees and/or anyone claiming through it) hereby releases Bell Atlantic (and its parent, affiliates, subsidiaries, successors, and assigns) from any claims which may have arisen or may subsequently arise relating to Contract BCO9557.

(b) Specific Release and Amendment Regarding Shortfall Liability. In addition to the foregoing, Bell Atlantic is and shall not be obligated to pay BBT any amounts whatsoever under Sections 6 and/or 8 of Contract BCO9557, whether such amounts are claimed to have accrued as of the effective date of this Agreement or thereafter. To the extent Section 6 and/or 8 of Contract BCO9557, or any other provision thereof, is inconsistent with this paragraph, it shall be deemed amended hereby.

REPAIR PROCEDURES. To facilitate the repair of Material hereunder Bell Atlantic may contact Customer Service, on (800) 736-4228, with any questions that may arise concerning repair Services, and if required, specify any special packing of Material which might be necessary to provide adequate in-transit protection from transportation damage. Bell Atlantic shall furnish the following information with Material returned to BBT for repair: (a) Bell Atlantic's name and complete address; (b) name and telephone number of Bell Atlantic's employee to contact in case of questions about the Material to be repaired; (c) ship to address for return of repaired Material if different than (a); (d) a complete list of Material returned; (e) the nature of the defect or failure, if known; and (f) whether or not returned Material is in warranty, if known. Material repaired by BBT shall have the repair completion date stenciled or otherwise identified in a permanent manner at a readily visible location on the Material and the repaired Material shall be returned with a tag or other papers describing the repairs which have been made. All invoices originated by BBT for repair Services must be clearly identified as such, and must contain: (1)_a reference to Bell Atlantic's purchase order or requisition for these repair Services, (2)_a detailed description of repairs made by BBT and the need therefore, and (3)_an itemized listing of parts and labor charges, if any. Replaced parts will, upon request, be available for inspection by or returned to Bell Atlantic. Further, the provisions of the Section "SHIPPING AND BILLING", other than provisions relating to transportation charges with respect to Material repaired or replaced, shall apply to BBT's return to Bell Atlantic of repaired Material.

REPAIRS NOT COVERED UNDER WARRANTY. In addition to repairs provided for in the Section "WARRANTY", BBT agrees to provide repair service on all Material ordered hereunder for a period of ten (10) years after the expiration of this Agreement. Bell Atlantic will return Material to be repaired under this Section to a location designated by BBT, and unless otherwise agreed upon by BBT and Bell Atlantic, BBT shall ship the repaired Material which meets the specifications established in the Section "SPECIFICATIONS OR DRAWINGS", within thirty (30) days of receipt of the defective Material. With the concurrence and scheduling of Bell Atlantic, repair may be made by BBT on site. If Material are returned to BBT for repair as provided for in this Section, and are determined to be beyond repair, or repair costs are expected to exceed eighty percent (80%) of the cost of a replacement, BBT shall so notify Bell Atlantic. If requested by Bell Atlantic, BBT will sell to Bell Atlantic a replacement at the current Agreement price or, if no such Agreement exists, at a price agreed upon by BBT and Bell Atlantic. Further, BBT shall, unless otherwise directed by Bell Atlantic, return to Bell Atlantic said un-repairable Material with full accountability and at no cost(s) to Bell Atlantic, other than applicable return transportation charges. If directed by Bell Atlantic, BBT shall take all the necessary steps to dispose of said un-repairable Material, in a manner consistent with all applicable Federal, State and Local laws and environmental regulations, with full salvage value rendered to Bell Atlantic. All transportation charges associated with the return of un-repairable Material to Bell Atlantic will be borne by Bell Atlantic. Replacement and repaired Material shall be warranted as outlined in the section "WARRANTY". It is expressly understood and agreed that this Agreement does not grant BBT any exclusive privilege to repair any or all of the Material purchased hereunder for which Bell Atlantic may require repair; and BBT and Bell Atlantic may contract with others for these Services. In addition, BBT authorizes Bell Atlantic and any qualified repairer with whom Bell Atlantic may contract to perform out of warranty repairs on all Material purchased under this Agreement. All transportation charges for, and risk of in-transit loss or damage to, Material returned to BBT for repair under this section will be borne by Bell Atlantic. All transportation charges associated with the return of such repaired and replacement Material to Bell Atlantic will be borne by Bell Atlantic. Charges for repairs under this Section are covered in Appendix A.

RIGHT OF ACCESS. Each party shall normally permit access to the other's respective facilities in connection with work hereunder. No charge shall be made for such access. It is agreed that prior notification will be given when access is required.

SECTION HEADINGS. The headings of the Sections herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

SELLER'S INFORMATION. No specifications, drawings, sketches, models, samples, tools, computer programs, technical information or data, written, oral or otherwise, furnished by BBT to Bell Atlantic hereunder or in contemplation hereof in support of the Material for normal installation, administration, provisioning and maintenance activities shall be considered by BBT to be confidential or proprietary.

SEVERABILITY. In the event that any one or more of the provisions contained herein shall, for any reason, be held to be unenforceable in any respect, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions never had been contained herein.

SHIPPING AND BILLING. Unless instructed otherwise by Bell Atlantic, BBT shall, for orders placed hereunder: (1) ship orders complete; (2) ship to the destination designated in the order in accordance with specific shipping instructions; (3) see that all subordinate documents bear Bell Atlantic's order number; (4) enclose a packing memorandum with each shipment and when more than one package is shipped, identify the one containing the memorandum; (5)_mark Bell Atlantic's order number on all packages and shipping papers; (6)_render invoices in duplicate or as otherwise specified, showing order number; (7) render separate invoices for each shipment or order; (8)_forward bills of lading and shipping notices with invoices, and (9) invoice Bell Atlantic by mailing or otherwise transmitting invoices, bills, and notices to the billing address on the order. Routing instructions may be altered by Bell Atlantic without a writing.

SHIPPING INTERVAL. The delivery schedule applicable to each order will be agreed upon by BBT and Bell Atlantic and set forth in such order. For planning purposes, BBT has indicated that Material can usually be shipped an average of six (6) weeks after receipt of Bell Atlantic's order. BBT agrees not to ship Material prior to the agreed upon delivery schedule without Bell Atlantic's prior authorization.

SPECIFICATIONS OR DRAWINGS.

(a) The Material covered herein shall be as specified in the applicable Commercial Specifications (including drawings) as outlined in Appendix C of agreement
          BC13760 between Bell Atlantic and Lucent.

(b) In accordance with the notification requirements outlined in the Section, "PRODUCT CHANGES," BBT shall notify Bell Atlantic in writing thirty

          (30) days prior to any change to be made in the Material furnished in accordance with the applicable Commercial Specifications.











(c) In the event that the parties shall fail to reach agreement on any such change to be made, then in addition to all other rights and remedies at law or in equity or otherwise, Bell Atlantic shall have the right to cancel this Agreement and any or all purchase orders affected by such change.

STORAGE OF PAID FOR STOCKS. All Material invoiced to Bell Atlantic in accordance with the Section, "INVOICING FOR STOCKS," shall be marked conspicuously as Bell Atlantic's property, and safely stored by BBT separated from any other Material stocks, and shall be shipped out as ordered by Bell Atlantic. BBT's total liability under this Section is for [*************************] per order. BBT assumes responsibility for any loss or damage to such Material while stored by BBT. Seller shall advise in writing of the specific location where Material is stored and of any subsequent removal of the Material from one building to another, or from one part of the same building to another and give such advance notice as may be requested by Bell Atlantic. BBT agrees, upon request by Bell Atlantic, to execute and deliver to Bell Atlantic a bill of sale evidencing conveyance of such Material, free from liens and encumbrances, together with any other document such as a bailment agreement, warehouse receipt, lease (on storage space), mortgage, deed of trust, or surety bond as Bell Atlantic may deem necessary to secure title in such Material as against third parties, all of which documents shall be in a form acceptable to Bell Atlantic.

SUBCONTRACTING. BBT shall not, without Bell Atlantic's prior written approval, subcontract any portion of the work to be performed hereunder. Subassembly work such as circuit board stuffing or printed circuit board assembly and etching are not considered subcontracting work under this Section.

SURVIVAL. All obligations hereunder on BBT's part incurred prior to the cancellation, termination, or expiration of this Agreement or of any order placed hereunder by Bell Atlantic shall survive such cancellation, termination, or expiration.

TAXES. Bell Atlantic shall be liable for and shall reimburse BBT only for the following tax payments with respect to the transaction under this Agreement:
Federal Manufacturers' and Retailers' Excise taxes, State and Local Sales taxes and Use taxes, as applicable. Taxes payable by Bell Atlantic shall be billed as separate items on BBT's invoices.

TECHNICAL SUPPORT. Bell Atlantic shall be entitled to ongoing technical support, including field service and assistance provided, however, that the availability or performance of this technical support service shall not be construed as altering or affecting BBT's obligations as set forth in the Section titled "WARRANTY" or as elsewhere provided for in this Agreement. BBT's technical support via telephone as well as field service technical support shall be provided to Bell Atlantic without charge.

TERMINATION OF ORDER.  Bell Atlantic may [*******************************]
hereunder.  Unless otherwise specified herein, Bell Atlantic's liability to
BBT with respect to such ******************************************************
*******************************************************************************
or salable to BBT's other customers in process at the date of giving notice of termination, less any salvage value thereof. [***********************] If requested, BBT agrees to substantiate such costs with proof satisfactory to Bell Atlantic.
[***********************************************************************].

TESTING. All Material shipped shall receive testing to demonstrate functionality and quality levels at least equivalent to Material embedded in systems. Testing and burn-in intervals should be of sufficient duration so that infant mortality failure rate of Material shipped is no greater than [*******] the predicted steady-state failure rate. Testing performed should provide verification of operability as completely as possible with current manufacturing test capabilities. This should include verification of performance over ranges of design limits to assure operation in all possible field applications. Testing in a simulated use environment (test bed) should normally be included as one of the test steps. Material returned for repair must be tested in a simulated use environment as part of the repair process. Returned Material which are found to be operational upon their receipt should be tested under [******************] to identify thermostatic devices which may have been the cause for return. Return and repair results data shall be made available to Bell Atlantic or Bell Atlantic's agent.

TITLE AND RISK OF LOSS. Title and risk of loss to the Material purchased by the Bell Atlantic under this Agreement shall vest in the Bell Atlantic when the Material has been delivered at the F.O.B. point. If this Agreement calls for additional Services such as unloading, installation, or the like to be performed after delivery, BBT shall retain risk of loss and damage to the Material until the additional Services have been performed. Notwithstanding the above, if BBT is expressly authorized to invoice Bell Atlantic for stocks prior to shipment, title to those stocks shall vest in Bell Atlantic upon payment of the invoices.

TRAINING. BBT will support the training program and the arrangements agreed to by Lucent Technologies, Inc. and Bell Atlantic in support of the Material. In addition, if requested by Bell Atlantic: (a) provide instructors and the necessary instructional material of BBT's standard format to train Bell Atlantic's personnel in the installation, planning and practices, operation, maintenance, repair and marketing of Material furnished hereunder. These classes shall be conducted at reasonable intervals at locations agreed upon by BBT and Bell Atlantic and at costs agree upon by both parties; or, at the option of Bell Atlantic, (b) provide Bell Atlantic with training modules or manuals and any necessary assistance, covering those areas of interest outlined in (a) of this Section, sufficient in detail, format and quantity to allow Bell Atlantic to develop and conduct a training program

TRANSPORTATION. Material ordered by Bell Atlantic shall be shipped by BBT, F.O.B. origin, Durham, North Carolina, Freight Collect, with instruction to the carrier to forward the original freight bill to the Bell Atlantic's designated agent as specified on the Carrier Routing Provisions described in Appendix D. Deviation from these instructions must be authorized by Bell Atlantic's Transportation Organization. Excess transportation charges resulting from the BBT's failure to comply with these instructions will be billed back to the BBT. With respect to Material ordered F.O.B. Origin prepaid, i.e., RPS, BBT agrees to add freight charges as a separate line item on BBT's invoice for Material, and further agrees, if requested, to substantiate such charges by providing Bell Atlantic with the original freight bill, RPS shipping list or a copy thereof.

WARRANTY. BBT warrants to Bell Atlantic that Material furnished will be new, safe, free from defects in design, material and workmanship. BBT also warrants that the Material will conform to and perform in accordance with the specifications and drawings set forth in this Agreement for a period of [***********************************************]. At the time of delivery such
Material shall be free of any security, interest or other lien or any other encumbrance whatsoever. Inspection, examination, testing, acceptance, or use of Material hereunder shall not affect BBT's obligation under this Section "WARRANTY", and such warranty shall survive inspection, examination, testing, acceptance, and use. Defective Material will, at Bell Atlantic's option either be returned to BBT for repair or replacement with risk of in-transit loss and damage borne by Bell Atlantic and transportation charges paid by Bell Atlantic, or be repaired or replaced by BBT on site. Unless otherwise agreed upon by BBT and Bell Atlantic, BBT shall complete repairs and ship the repaired Material within thirty (30) days of receipt of defective Material or at the option of Bell Atlantic, ship replacement Material within fifteen (15) days after verbal notification is given BBT by Bell Atlantic. BBT shall bear the risk of in-transit loss and damage and shall prepay and bear the cost of transportation charges for shipments to Bell Atlantic of repaired or replaced Material. If requested by Bell Atlantic, BBT shall begin on-site repairs within fifteen (15) days after verbal notification is given BBT by Bell Atlantic. BBT's obligations as set forth in the Section "PRODUCT CHANGES" shall be in addition to BBT's obligations hereunder. If Material returned to BBT or made available to BBT on site for repair, as provided for in this Section, is determined to be beyond repair, BBT shall promptly so notify Bell Atlantic and, unless otherwise agreed to by BBT and Bell Atlantic, ship replacement Material without charge within fifteen (15) days of such notification. Any replacement, repair, modification, installation or other service performed by BBT shall be warranted for a period of six (6) months or for the remainder of the unexpired period of the warranty whichever is longer based upon the date performance of the service is completed and accepted by Bell Atlantic. BELL ATLANTIC'S SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY ARE SET FORTH ABOVE IN THIS SECTION, EXCEPT AS PROVIDED IN THE SECTION LIABILITY, INSURANCE, AND INDEMNITY. THE ABOVE WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY EXPRESSLY EXCLUDED.

WORK HEREUNDER. It is understood that visits by BBT's representatives or BBT's suppliers' representatives for inspection, adjustment or other similar purposes in connection with Material and/or Services purchased hereunder shall for all purposes be deemed "work hereunder" and shall be at no charge to Bell Atlantic unless otherwise agreed in writing with Bell Atlantic.

EXECUTION. Authorized representatives of the Bell Atlantic and BBT hereby execute this Agreement including the additional Appendices attached hereto and made a part hereof.





BELL ATLANTIC NETWORK                       BROADBAND TECHNOLOGIES, INC.
SERVICES, INC.

/s/ Stewart Verge                           /s/ Robert W. Henry
(signature)                                 (signature)


Stewart Verge                               Robert W. Henry
(printed name)                              (printed name)


Vice President - Chief Engineer              Vice President, Sales & Marketing
-------------------------------              ---------------------------------
(title)                                              (title)


July 12, 1996                               July 16, 1996
(date)                                               (date)



                                              MATERIAL                                     APPENDIX A
                                               PRICING                                      SECTION A
                                                                               ATTACHED FOR AGREEMENT
                                                                                              BA14494
                                                                                          PAGE 1 OF 1

===========================================================================================================
 DESCRIPTION/PRODUCT ID          Product ID        CLEI         Unit        Capacity           Services
                                                                Price                          Provided:
                                                                                              T-Telephone
                                                                                                V-Video
                                                                                                 B-Both
-----------------------------------------------------------------------------------------------------------
HDT Equipment List
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
 [**********************]       [************]    [*****]   [***********]     [************]      Y
-----------------------------------------------------------------------------------------------------------
 [**********************]       [************]    [*****]   [***********]         [********]      Y
-----------------------------------------------------------------------------------------------------------
 [**********************]       [************]    [*****]   [***********]         [********]      Y
-----------------------------------------------------------------------------------------------------------
[****************************]  [************]    [*****]   [***********]     [************]      Y
-----------------------------------------------------------------------------------------------------------
[***********************]       [************]    [*****]   [***********]     [************]      Y
-----------------------------------------------------------------------------------------------------------
[***********************]       [************]    [*****]   [***********]     [************]      Y
-----------------------------------------------------------------------------------------------------------
[***********************]         [*******]       [*****]   [***********]     [************]      Y
-----------------------------------------------------------------------------------------------------------
[***************]
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
           Note:
-----------------------------------------------------------------------------------------------------------
  The components shall be in accordance with the specifications set forth in Appendix C of the Agreement between Bell Atlantic and Lucent.
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

===========================================================================================================



                                                                    APPENDIX A
                                                                     SECTION B
                                                         ATTACHED TO AGREEMENT
                                                                       BA14494

                                    SECTION B
                                SERVICES PRICING


1.   Warranty Costs -

     [***************************]
     [***************************]

     [************************************************************
     ************************************************************
     ************************************************************
     ************************************************************
     ************************************************************
     ************************************************************
     ************************************************************
     ************************************************************
     ************************************************************
     *********************]

     No Trouble Found -
     [****************************************************]

2.   Technical Support -

     In Warranty - Telephone -
     [***********************************************
     ************************************************************
     *****]

     On-site -
     [************************************************************
     *******]

     Out of Warranty - Telephone -
     [*********************************************
     ************************************************************
     ************************************************************
     ************************************************************
     ************************************************************
     ************************************************************
     ************************************************************
     ****************************************]

     On-site - Hardware and Software:
     [************************************************************
     **************************************************]

BBT Billable Service Charges

Minimum Charge: [******************************************************]

                               [************]

Rates: [******************************************]
                           [**********************************]

Hours: Normal Hours means Monday through Friday 8:00 A.M. to 5:00 P.M. EST.
       Out-of-hours means any time on Saturday, Sunday and Holidays and 5:01
P.M. to 7:59 A.M.                   EST Monday through Friday.

                                                                      APPENDIX B
                                                           ATTACHED TO AGREEMENT
                                                                         BA14494
                             GOVERNMENT REQUIREMENTS


To the extent that this Agreement is subject to them, Seller shall comply with the applicable provisions of the following Exec. Order No. 11246, Exec. Order No. 11825, Exec. Order No. 15138, Exec. Order No. 11701, Exec Order No. 11758, Section 503 of the Rehabilitation Act of 1973 as amended by PL93-515 and PL102-569, Vietnam Era Veteran's Readjustment Assistance Act of 1974, Veteran's Compensation, Education and Employment Amendments of 1982, and the rules, regulations and relevant orders of the Secretary of Labor pertaining to the Executive Orders and Statutes listed above. The following table describes the causes which are included in the Agreement.

                     Annual Contract Value     Causes

                     Under $10,000           5
                     $10,000 - $50,000       1, 2, 3, 5*, 7, 8, 9
                     $50,000 - $500,000      1, 2, 3**, 4**, 5, 7, 8, 9
                     Over $500,000           1, 2, 3**, 4**, 5, 6, 7, 8***, 9

1.                         Equal Employment Opportunity Provisions
                           In accordance with Executive Order 11246, dated September 24, 1966 and Subpart 22.8 of Subchapter D of Chapter 1 at Title 48 of the Code of Federal Regulations as may be amended from time to time, the parties incorporate herein by this reference the regulations and causes required by those provisions to be made a part of government contracts and subcontracts.

2.                         Certification of Non-Segregated Facilities
                           The Seller certifies that is does not and will not maintain any facilities it provides for its employees in a segregated manner, or permit its employees to perform their services at any location under its control, where segregated facilities are maintained; and that it will obtain a similar certification, prior to the award of any nonexempt subcontract.

3.                         Certification of Affirmative Action Program
                           The Seller affirms that it has developed and is maintaining an Affirmative Action Plan as required by Subpart 22.8 of Subchapter D of Chapter 1 of Title 48 of the Code of Federal Regulations.

4.                         Certification of Filing of Employer's Information
                           Reports
                           The Seller agrees to file annually on or before the 31st day of March complete and accurate reports on Standard Form 100 (EEO-11) or such forms as may be promulgated in its place.

5. Utilization of Small Business Concerns and Small Disadvantaged Business Concerns
                           (a) It is the policy of the United Sates that small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency.

                           (b) The Seller hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Seller further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Seller's compliance with this clause.

                           (c) As used in this contract, the term "Small Business Concern" shall mean a small business as defined pursuant to section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term "Small Business Concern" owned and controlled by socially and economically disadvantaged individuals" shall mean a small business concern.



  * Applies only if this Agreement has further subcontracting opportunities ** Applies only to businesses with 50 or more employees.
*** Seller must also adopt and comply with a small business and small disadvantaged business subcontracting plan pursuant to Title 448 of the Code of Federal Regulations.

                                     NOTICE
                      Not for use as disclosure outside the
        East Atlantic Network Services, Inc. and its affiliated companies without express written authorization of the Purchasing Organization.

                                    (1)     Which is at least fifty-one percent
                                            (51%) owned by one or more socially
                                            and economically disadvantaged
                                            individuals; or, in the case of any
                                            publicly owned business, at least
                                            fifty-one percent (51%) of the stock
                                            of which is owned by one or more
                                            socially and economically
                                            disadvantaged individuals; and

                                    (2)     Whose management and daily business
                                            operations are controlled by one or
                                            more of such individuals. The Seller
                                            shall presume that socially and
                                            economically disadvantaged
                                            individuals include Black Americans,
                                            Hispanic Americans, Native
                                            Americans, Asian-Pacific Americans,
                                            Asian-Indian Americans and other
                                            minorities, or any other individual
                                            found to be disadvantaged by the
                                            Administration pursuant to section
                                            3(a) of the Small Business Act.

                           (d) Sellers acting in good faith may rely on written representations by their subcontractors regarding their status as either a Small Business Concern or a Small Business Concern owned and controlled by socially and economically disadvantaged individuals.


6.                         Utilization of Women-Owned Small Businesses

                           (a) "Woman-owned small businesses," as used in this clause, means businesses that are at least 51 percent owned by women who are United States citizens and who also control and operate the business. "Control," as used in this clause, means exercising the power to make policy decisions. "Operate," as used in this clause, means being actively involved in the day-to-day management of the business.

                           (b) It is the policy of the United States that women-owned small businesses shall have the maximum practicable opportunity to participate in performing contracts awarded by any Federal agency.

                           (c) The Seller agrees to use its best efforts to give women-owned small businesses the maximum practicable opportunity to participate in the subcontracts it awards to the fullest extent consistent with the efficient performance of its contract.

7. Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era. In accordance with Exec. Order 11701, dated January 24, 1973, and Subpart 22.13 of Subchapter D at Chapter 1 of Title 48 of the Code of Federal Regulations, as may be amended from time to time, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

8.                         Affirmative Action for Handicapped Workers
                           In accordance with Exec. Order 11758, dated January 14, 1974, and Subpart 22.14 of Subchapter D of Chapter 1 of Title 48 of the Code of Federal Regulations as may be amended from time to time, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts. reference

9.                         Employment Reports on Special Disabled Veterans and
                           Veterans of the Vietnam Era

                           (a) The Seller agrees to report at least annually, as required by the Secretary of Labor, on:

                                    (1)     The number of special disabled
                                            veterans and the number of veterans
                                            of the Vietnam era in the work area
                                            of the Seller by job category and
                                            hiring location; and

                                    (2)     The total number of new employees
                                            hired during the period covered by
                                            the report, and of that total, the
                                            number of special disabled veterans,
                                            and the number of veterans of the
                                            Vietnam era.

                           (b) The above items shall be reported by completing the form entitled "Federal Contractor Veterans' Em-ployment Report, VETS-100".

                           (c) Reports shall be submitted no later than March 31 to each year.

                                     NOTICE
                      Not for use as disclosure outside the
        East Atlantic Network Services, Inc. and its affiliated companies without express written authorization of the Purchasing Organization.

  (d)                               The employment activity report
                                    required by paragraph (a)(2) of this section shall reflect total hires during the most recent 12-month period as of the ending data selected for the employment profile report required by paragraph (a) (1) of this section. The Seller may select an ending date: (1) As of the end of any pay period January through March 1st of the year the report is due, or (2) as of December 31, if the seller has previous written approval from the Equal Employment Opportunity Commission to do so for purposes of submitting the Employer Information Report EEO-1 (Standard Form 100).

  (e) The count of veterans reported according to paragraphs (a) above shall be based on voluntary disclosure. Each Seller subject to the reporting requirements at 1 U.S.C. 2012(d) shall invite all special disabled veterans and veterans of the Vietnam Era who wish to benefit under the affirmative action program at 38 U.S.C. 2012 to identify themselves to the Seller. The invitation shall state that the information is voluntarily provided, that the information will be kept confidential, that disclosure or refusal to provide the information will not subject the applicant or employee to any adverse treatment and that the information will be used only in accordance with the regulations promulgated under 38 U.S.C. 2012. Nothing in this paragraph (e) shall preclude an employee from informing the Seller at a future time of his or her desire to benefit from this program. Nothing in this paragraph (e) shall relieve the Seller from liability from dissemination under 38 U.S.C. 2012.


                                     NOTICE
                      Not for use as disclosure outside the
        East Atlantic Network Services, Inc. and its affiliated companies without express written authorization of the Purchasing Organization.

         APPENDIX C
         ATTACHED TO AGREEMENT
         BA14494
                                                                 PAGE 1 OF 2







                         SCHEDULE INTENTIONALLY OMITTED.

         APPENDIX C
         ATTACHED TO AGREEMENT
         BA14494
         PAGE 2 OF 2

IMPORTANT: SUPPLIERS PLEASE FOLLOW THESE INSTRUCTIONS

         o Shipments under 200 lbs. - Use UPS wherever possible and bill PREPAID Transportation costs as a separate item on your invoice. Note: Each parcel must weight LESS than 70 lbs.

         o Shipments under 10,000 lbs. - Select appropriate carrier from the matrix and ship FOB ORIGIN - FREIGHT COLLECT.
              Instruct the carrier to send freight bill to:

                                Bell Atlantic
                                Transportation - Fifth Floor
                                1320 N. Court House Road
                                Arlington, VA  22201

         - Consolidate all orders shipped to the same consignee on the same day on ONE Bill of Lading.
         - Purchase order numbers must be shown in the "Ship To" address of the Bill of Lading.
         -    Material must be described per the appropriate NMFC description.
         - Pallets must be 42" x 42" and stacked no higher than 46" in overall height.


CONTACT A BELL ATLANTIC TRANSPORTATION REPRESENTATIVE FOR:

----------------------------------------------------------------------
 o       Shipments valued in excess of $500,000
 o       Shipments in excess of 10,000 lbs.
 o       Full Truckload Shipments
 o       Premium Transportation Shipments
 o       Specialty Transportation Shipments
 o       Expedited Shipments
----------------------------------------------------------------------

ANY QUESTIONS CONCERNING THESE INSTRUCTIONS OR PROBLEMS ARISING FROM THE USE OF THESE CARRIERS SHOULD BE REFERRED TO OUR TRANSPORTATION ORGANIZATION:

            Pennsylvania                                Tel # 215-466-6426
            Delaware                                    Tel # 215-466-6426
            New Jersey                                  Tel # 201-414-7733
            Maryland                                    Tel # 703-974-2413
            Virginia                                    Tel # 703-974-2413
            West Virginia                               Tel # 703-974-2413
            Washington, DC                              Tel # 703-974-2413
            Network Services, Inc.                      Tel # 703-974-3496


NOTICE

         o The Shipper is responsible for complying with the guidelines of the matrix. Deviations from these Routing Provisions must receive authorization from Bell Atlantic's Transportation Organization, be part of the Purchase Order or be in the existing contract between the Buyer and Seller. Bell Atlantic reserves the right to refuse or reduce reimbursements for freight charges or charge back to the shipper excess freight charges incurred due to non-compliance with these instructions and/or matrix.

         APPENDIX D
         ATTACHED TO AGREEMENT
         BA14494



                      QUALITY & RELIABILITY SPECIFICATIONS



  TECHNICAL REFERENCES

  Number                       Date                                                 Title

  TR-TSY-000018                11/85         Bellcore-Standard-100 and Bellcore-issue 1 Standard-200

  TR-NWT-000063                09/93         Network Equipment Building System (NEBS) Generic Equipment Equipment
  Issue 5                                    Requirements

  TR-NWT-000078                12/91         Generic Physical Design Requirements for Telecommunications Products and
  Issue 3                                    Equipment

  TR-NWT-000179                08/93         Quality System Generic Requirements for Software
  Issue 2

  GR-209-CCRE                  08/94         Requirements for Product Change Notices
  Issue 1

  GR-282-CORE                  12/94         Software Reliability and Quality Acceptance Criteria (SRQAC)
  Issue 1

  TR-NWT-000332                09/92         Reliability Prediction Procedures for Electronic Equipment
  Issue 4

  TR-NWT-000357                10/93         Component Reliability Assurance Requirements for Telecommunications
  Issue 2                                    Equipment

  TR-STS-000383                01/91         Generic Requirements for Common Language Bar Code Labels
  Issue 5

  TR-NWT-000418                12/92         Generic Reliability Assurance Requirements for Fiber Optic Transport Systems
  Issue 2

  GR-485-CORE                  06/94         Common Language Equipment Coding Processes and Guidelines
  Issue 1

  TR-NWT-000488                12/91         Reliability Assurance Practices for Optoelectric Devices in Central Central Office
  Issue 1                                    Applications

  TR-NWT-000840                12/91         Supplier Support Generic Requirements (SSGR)
  Issue 1

  TR-NWT-000870                02/91         Electrostatic Discharge Control in the Manufacture of Telecommunications
  Issue 1                                    Equipment

  GR-929-CORE                  12/94         Reliability and Quality Measurements for Telecommunications Systems (RQMS)
  Issue 1

  TR-NWT-000930                09/93         Generic Requirements for Hybrid Microcircuits Used in Telecommunications
  Issue 2                                    Equipment

  GR-1089-CORE                 11/94         ElectroMagnetic Compatibility and Electrical Safety Generic Criteria for Network
  Issue 1                                    Telecommunications Equipment

  GR-1252-CORE                 05/95         Quality System Generic Requirements for Hardware
  Issue 1

  GR-1221-CORE                 10/94         Generic Reliability Assurance Requirements for Fiber Optic Branching
  Issue 1                                    Components

  TR-NWT-001323                11/93         Supplier Data Comprehensive Requirements
  Issue 1

  GR-1421-CORE                 06/95         Generic Requirements for ESD Protective Circuit Pack Containers
  Issue 2


                                       35

                                                                      APPENDIX D
                                                           ATTACHED TO AGREEMENT
                                                                         BA14494



  Number                       Date                                                 Title

  SR-NWT-2759                  01/95         A View of Packaging, Packing, Palletization and Marking Requirements
  Issue 3

  TECHNICAL ADVISORIES

  TA-NWT-000983                12/93         Reliability Assurance Practices for Optoelectric Devices in Loop Applications
  Issue 2

  QUALITY PROGRAM
SPECIFICATIONS

  70.001                       11/25/87      Quality Assurance Related Buyer - Supplier Understanding/ Agreements
  Issue 3

  70.002                       11/02/87      Process Quality Audit (General)
  Issue 6

  70.003                       07/16/90      Quality Program Specification for Surveillance Management Process (General)
  Issue 1

  74.308                       12/09/87      Audit/Inspection of Packing
  Issue 4

  74.310                       12/23/87      In-Process Inspection
  Issue 5

  77.101                       09/10/87      Sampling Inspection By Attributes Lot Tolerances Plans (LTPD)
  Issue 3

  77.105                       01/13/89      Skip Lot Inspection
  Issue 4

  77.204                       11/11/87      Bellcore Quality Assurance Surveillance (General)
  Issue 3

  77.205                       09/28/90      Use of Supplier Provided Data in Bellcore Quality Assurance Surveillance
  Issue 7                                    (General)

  77.207                       02/23/94      Validation of Supplier Provided Data: Statistical Methods (General)
  Issue 4

  82.040                       03/10/86      Transmission Products (General)
  Issue 4

  82.052                       12/05/85      Quality Specifications for Inspection of Wired Equipment
  Issue 1

  82.061                       03/12/85      Quality Program Specification for Repair and return Operations of
  Issue 2                                    Telecommunications Products

  85.340                       09/05/85      Inspection of Electrical and Mechanical Components, Assemblies and Piece Parts
  Issue 4

  88.001                       12/19/94      Quality Program Specification for Surveillance Management Process (SMP) -
  Issue 2                                    Software (General)

  88.010                       11/19/91      Quality Program Specification for Software Surveillance (General)
  Issue 8

  92.039                       02/11/87      Fiber Optic Transmission Systems and Electronic Fiber Optic Equipment
  Issue 3

  92.090                       06/28/91      Quality Program Specification for Interoffice Transmission Systems (Equipment)
  Issue 3                                    including Associated and Ancillary Equipment

  92.094                       01/13/89      Process Quality Audit for Interoffice and Loop Electronics Transmission Systems
  Issue 2                                    (Equipment) Including Associated and Ancillary Equipment



                                       36


                                                                      APPENDIX D
                                                           ATTACHED TO AGREEMENT
                                                                         BA14494




  Number                       Date                                                 Title

 94.890                       02/12/90      Quality Program Specification for Common Language Equipment Identification
  Issue 4                                    (CLEI) Bar Code Labels


                                                                      APPENDIX E
                                                           ATTACHED TO AGREEMENT
                                                                         BA14494
                                                                     PAGE 1 OF 1




                         SCHEDULE INTENTIONALLY OMITTED.





                                       38